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                                                                EXHIBIT 10.11(a)

                           CONFIRMATORY REVOLVING NOTE

$10,900,000                                               As of February 1, 1998


         FOR VALUE RECEIVED, the undersigned, Chancellor Development Corp., a Delaware corporation, having an address at 197 First Avenue, Needham Heights, Massachusetts 02494 (the "Maker") hereby promises to pay to the order of Innovative Clinical Solutions, Ltd., a Delaware corporation of 10 Dorrance Street, Providence, Rhode Island 02903, the principal amount of Ten Million Nine Hundred Thousand Dollars ($10,900,000) or so much thereof as shall be hereafter advanced from time to time by the holder hereof, on or before July 15, 2000, with interest through July 15, 2000 in the amount of $892,113 which amount has been satisfied by agreement of the parties and no further interest shall be due and payable for such period.

         Payments of principal and interest shall be made in lawful money of the United States of America at 10 Dorrance Street, Providence, Rhode Island 02903, or at such place as the holder hereof shall have designated to the Maker in writing.

         This Note may be prepaid by the Maker in whole or in part at any time or from time to time, any such prepayments to be applied first to accrued interest and then to principal in the order of their maturities.

         Maker hereby confirms that advances evidenced by this Note commenced February 1, 1998 and that interest has been paid through October 31, 1999. Notwithstanding anything contained herein to the contrary, the holder hereof shall be under no obligation to make further advances hereunder from and after the date hereof except in the holder's sole and absolute discretion.

         If any of the following events ("Events of Default") shall occur:

                  (a) if the Maker, or any guarantor hereof, shall default in the payment of principal and interest on this Note when and as herein set forth; or

                  (b) if the Maker, or any guarantor hereof, shall make an assignment for the benefit of creditors, or shall admit in writing its inability to pay its debts as they become due, or shall file a voluntary petition in bankruptcy, or shall be adjudicated a bankrupt or insolvent, or shall file any answer admitting or not contesting the material allegations of a petition filed against the Maker, or any such guarantor, in any such proceeding, or shall seek or consent to or acquiesce in the appointment of any trustee, receiver or liquidator of the Maker, or any such guarantor, or of all or any substantial part of the properties of the Maker, or any such guarantor; or

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                  (c) if within sixty (60) days after entry of a final judgment in excess of $250,000 against the Maker, or any guarantor hereof, such judgment shall not have been discharged or execution thereof stayed pending appeal; or if, within sixty (60) days after the expiration of any such stay, such judgment shall not have been discharged;

                  (d) if at any time in the reasonable judgment of Lender the value of the Shares, as such term is defined in that certain Pledge Agreement amongst the Lender, the Guarantor and the Maker of even date herewith (the "Pledge Agreement"), shall be less than seventy-five percent (75%) of the outstanding principal balance of this Note as determined by an appraiser selected by Maker from a list of three unrelated appraisers submitted by Lender to Maker, such selection to be made within ten (10) days of the submission thereto to Maker, and if within ten (10) days after notice thereof by Lender to Guarantor, Guarantor shall not have granted the Lender a first security interest in collateral which when aggregated with all other collateral theretofor provided by the Guarantor or Maker to Lender has a value in the reasonable judgment of Lender equal to or in excess of seventy-five percent (75%) of the principal balance of this Note;

                  (e) if the Guarantor shall breach any of the covenants and agreements contained in that certain Confirmatory Guaranty of even date herewith, or the Pledge Agreement and such breach remains uncured after fifteen (15) days' written notice from the Lender;

                  (f) there shall be a material adverse change in the financial condition of Guarantor;

then and in any such event the holder of this Note may at any time (unless all defaults shall have theretofore been remedied) at its option, declare this Note to be due and payable, whereupon the same shall forthwith mature and become due and payable together with interest accrued thereon without presentment, demand, protest or further notice, all of which are hereby expressly waived by the Maker. Commencing July 16, 2000, interest ("Default Interest") shall accrue at "prime rate" announced from time to time in the Wall Street Journal per annum plus 2% until such default is cured or waived or until this Note together with all Default Interest is paid in full.

         In case any one or more Events of Default shall occur and be continuing, the holder of this Note may proceed to protect and enforce the rights of such holder by an action at law, suit in equity or other appropriate proceeding, whether for the specific performance of any agreement contained in this Note, or for an injunction against a violation of any of the terms hereof, or in aid of the exercise of any power granted hereby or by law. In case of a default in the payment of any principal of or Regular Interest on this Note, the Maker will pay to the holder hereof such further amount as shall be sufficient to cover the cost and expenses of collection, including without limitation reasonable attorneys' fees. No course of dealing and no delay on the part of


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any holder of this Note in exercising any right, power or remedy shall operate as a waiver thereof or otherwise prejudice such holder's rights, powers and remedies. No right, power or remedy conferred by this Note upon any holder hereof shall be exclusive of any other right, power or remedy referred to herein or now or hereafter available at law, in equity, by statute or otherwise.

         The Maker and each endorser and guarantor or other parties to this Note, if any, and each of them, severally (a) waive notice of and consent to any and all amendments, extensions and renewals of this Note, any and all advances, extensions, settlements, compromises, favors and indulgences, any and all receipts, substitutions, additions and releases of persons primarily or secondarily liable, and any and all acceptances by the holder hereof of negotiable instruments, commercial paper and other property, and agree that none of the foregoing, should there be any, shall discharge or affect in any way the liability of the Maker, any endorser, any guarantor or any other party to this Note or any of them hereunder; (b) agree that all rights and remedies of the holder of this Note hereunder shall survive any discharge, moratorium or other relief granted any person primarily or secondarily liable in any proceeding under federal or state law relating to bankruptcy, insolvency or the relief or rehabilitation of debtors, and any consent by the holder of this Note to, or participation by the holder of this Note in the proceeds of, any assignment, trust or mortgage for the benefit of creditors, or any composition or arrangement of debts, may be made without the Maker, any endorser, any guarantor or any other party to this Note or any of them being discharged or affected in any way thereby; (c) waive any right to require marshalling or exhaustion or any right or remedy against any person, collateral or other property; and (d) waive presentment, demand, protest and notice of default, non-payment and protest and all demands, notices and suretyship defenses generally.

         Any notice or demand to the Maker required or permitted under this Note shall be in writing and shall be deemed given upon the mailing of such notice or demand to the Maker by certified or registered mail, postage prepaid at the address set forth in the first paragraph hereof or at such other address as may be designated by the Maker from time to time.

         This Note shall be governed by the laws of the Commonwealth of Massachusetts.

WITNESS:                                           CHANCELLOR DEVELOPMENT
                                                   CORP., a Delaware corporation

/s/ Richard Mikels                                 By: /s/ Abraham D. Gosman
---------------------------                           ------------------------
                                                   Name:  Abraham D. Gosman
                                                   Title: President
                                                   Dated: November 30, 1999